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                                                                    EXHIBIT 3.88

                                                                         [STAMP]

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             U.S. CAP & CLOSURE INC.
                                      INTO
                           OWENS-ILLINOIS CLOSURE INC.

             (Pursuant to Section 253 of the General Corporation Law
                                  of Delaware)

          OWENS-ILLINOIS CLOSURE INC., a corporation incorporated on the 9th day of March, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware;

          DOES HEREBY CERTIFY that this Corporation owns 100% of the capital stock of U.S. CAP & CLOSURE INC., a corporation incorporated on the 26th day of March, 1957, pursuant to the provisions of the Business Corporation Act of the State of Illinois, and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 27th day of December 1993, determined to and did merge into itself said U.S. CAP & CLOSURE INC., which resolution is in the following words to wit:

               WHEREAS this Corporation lawfully owns 100% of the outstanding stock of U.S. Cap & Closure Inc., a corporation organized and existing under the laws of Illinois; and

               WHEREAS this Corporation desires to merge into itself the said U.S. Cap & Closure Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

               NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said U.S. Cap & Closure Inc. and assumes all of its liabilities and obligations; and

               FURTHER RESOLVED, that the president or a vice-president, and the secretary or an assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership and merger setting forth a copy of

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          the resolution to merge said U.S. Cap & Closure Inc. into
          this Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

               FURTHER RESOLVED, that this merger shall be effective December 31, 1993 at 2:00 p.m.

               FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said OWENS-ILLINOIS CLOSURE INC. has caused its corporate seal to be affixed and this certificate to be signed by David G. Van Hooser, its Vice President and attested by James W. Baehren, its Secretary, this 31st day of December, 1993.

                                              BY:  /s/ David G. Van Hooser
                                                  ------------------------------
                                                  David G. Van Hooser
                                                  Vice President

                                              ATTEST:  /s/ James W. Baehren
                                                      --------------------------
                                                      James W. Baehren
                                                      Secretary

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